Exhibit 10.35

Revolving Term Note

$11,970,000.00	November 9, 2011

FOR VALUE RECEIVED, BURWOOD STATION LLC, a Delaware limited liability company (the “Borrower”), with an address at 11501 Northlake, Cincinnati, Ohio 45249, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 201 East Fifth Street, Cincinnati, Ohio 45202, or at such other location as the Bank may designate from time to time, the principal sum of Eleven Million Nine Hundred Seventy Thousand and 00/100 DOLLARS ($11,970,000.00) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1. Advances. The Borrower may request advances, repay, reborrow and request additional advances hereunder, subject to the Borrowing Base (as defined in the Loan Agreement (as hereinafter defined)) until the Expiration Date (as hereinafter defined), subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined). The “Initial Expiration Date” shall mean November 1, 2013. At Borrower’s option, provided that the Borrower complies with the terms of Paragraph 14 below, Borrower may extend the term of this Note until November 1, 2014 (the “Extended Expiration Date”), or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Initial Expiration Date and the Extended Expiration Date may be referred to herein as the “Expiration Date”. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. The aggregate unpaid principal amount of advances under this Note shall not exceed the face amount of this Note.

2. Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum which is at all times equal to (A) the Daily LIBOR Rate plus (B) two hundred fifty (250) basis points (2.50%). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Daily LIBOR Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate for all amounts outstanding under this Note shall be equal to (A) the Base Rate plus (B) one hundred fifty (150) basis points (1.50%) (the “Alternate Rate”).

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on the Daily LIBOR Rate, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

Form 8F – NJ/DC/IN/KY (NCOJ) Rev. 5/10

Notwithstanding the foregoing, at such time that (A) the Facility is permanently reduced to the Interest Rate Reduction Threshold (as hereinafter defined), and (B) the Debt Yield (as determined pursuant to the terms of the Loan Agreement) is equal to or greater than the Debt Yield Threshold (collectively, the “Reduction Criteria”) and for so long as the applicable Reduction Criteria continue to be met, the Daily LIBOR Rate shall be adjusted as follows:

REDUCTION CRITERIA
INTEREST RATE REDUCTION THRESHOLD	DEBT YIELD THRESHOLD	LIBOR OPTION
$10,260,000.00	12.5%	A rate per annum equal to (A) the Daily LIBOR Rate plus (B) two hundred thirty-five (235) basis points (2.35%), for the applicable LIBOR Interest Period
$8,550,000.00	15.0%	A rate per annum equal to (A) the Daily LIBOR Rate plus (B) two hundred twenty-five (225) basis points (2.25%), for the applicable LIBOR Interest Period

The Daily LIBOR Rate will adjust at such time the then applicable Reduction Criteria are no longer met.

For purposes hereof, the following terms shall have the following meanings:

“Base Rate” shall mean the higher of (A) the Prime Rate, and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%). If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Cincinnati, Ohio.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (A) the Published Rate by (B) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency fundings by banks on such day. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Borrower.

“Federal Funds Open Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Bank (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrower.

Form 8F

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

3. Advance Procedures. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic or email requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, the interest rate and interest period applicable thereto, as well as the date and amount of each payment.

4. Payment Terms.

(i) Payment of Interest. Interest shall be due and payable monthly, commencing on December 1, 2011, and continuing on the 1st day of each month thereafter until the Expiration Date, on which date all outstanding principal and accrued interest shall be due and payable in full.

(ii) Payment of Principal; Permanent Reduction in the Facility. Commencing on May 1, 2013, and on the 1st day of each month thereafter until the Expiration Date, the Facility shall be permanently reduced by $19,660.00. If the principal outstanding balance of the Facility exceeds the reduced Facility on any such date, Borrower shall make a principal payment in an amount sufficient to reduce the principal balance to at least the amount of the then Facility.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank’s office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

5. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the greater of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be three percentage points (3%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is

Form 8F

in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

6. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

7. Other Loan Documents. This Note is issued in connection with a Loan Agreement between the Borrower and the Bank, dated on or before the date hereof (the “Loan Agreement”), and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

8. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of Borrower to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of Borrower for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten (10) days of the entry thereof; (viii) any material adverse change in any Obligor’s business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xii) the death, indictment, or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, indictment, or legal incompetency of both Jeffrey Edison and Michael Phillips. As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

9. Compliance Certification. Borrower certifies, and in connection with each advance hereunder shall be deemed to have recertified, that, Borrower, its sole member and any guarantor of the Loan are in, and shall remain in, compliance with any and all covenants and investment strategies, as set forth in each such entity’s governing documents, as such covenants and investment strategies may be affected by the amount of the outstanding principal balance due hereunder.

Form 8F

10. Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

11. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Form 8F

12. Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

13. Authorization to Obtain Credit Reports. By signing below, each Borrower who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Borrower’s personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile in considering this Note and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

14. Extension Option. Borrower shall have the option to extend the Initial Expiration Date (the “Extension Option”) for one (1) additional period of twelve (12) months to the Extended Expiration Date on satisfaction of the following conditions:

(i) No Event of Default shall have occurred and be continuing under any of the Loan Documents;

(ii) There shall have occurred no material adverse change, as determined by the Bank in its sole discretion, in the financial condition of Borrower or any guarantor of the Loan that could reasonably be expected to threaten the ability of Borrower or any guarantor to fulfill their obligations under the Loan Documents, from that which existed as of the later of: (A) the November 1, 2013 or (B) the date upon which the financial condition of such party was first represented to the Bank;

(iii) Borrower and Guarantor are in full compliance with all required Financial Covenants (as defined in the Loan Agreement;

(iv) The Debt Yield meets or exceeds 11.15%;

(v) Borrower notifies the Bank in writing at least thirty (30) days prior to the Initial Expiration Date that Borrower wishes to exercise the Extension Option; and

(vi) Borrower pays the Bank a non-refundable extension fee equal to 0.25% of the principal amount of the Facility outstanding as of the date of exercise of the Extension Option;

Remainder of Page Intentionally Left Blank

Form 8F

15. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:

/s/ Barbara Hood

Print Name:	Barbara Hood

Title:
(Include title only if an officer of entity signing to the right)

BURWOOD STATION LLC, a Delaware limited liability company

By:	/s/ Richard J. Smith
(SEAL)

Print Name:	Richard J. Smith

Title:	Vice President

[Signature page to Revolving Term Note]

Form 8F
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